Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-163805 on Form S-8 of our report dated June 24, 2011, appearing in this Annual Report on Form 11-K of the Dominion Hourly Savings Plan for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Richmond, Virginia

June 24, 2011